SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

TIMOTHY BROG
JEFFREY WALD
E2 INVESTMENT PARTNERS LLC
LOCKSMITH VALUE OPPORTUNITY FUND LP
LOCKSMITH CAPITAL MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
January 07, 2008

LOCKSMITH CAPITAL MANAGEMENT ANNOUNCES PROXY CONTEST FOR TRAVELCENTERS OF AMERICA AND THE FORMATION OF THE TRAVELCENTERS FULL VALUE COMMITTEE

New York, NY - Locksmith Capital Management LLC (“Locksmith”) has notified TravelCenters of America LLC (AMEX - TA) that it has nominated Timothy E. Brog and Jeffrey S. Wald for election to the TravelCenters of America Board of Directors at the upcoming 2008 annual meeting of stockholders (the “Annual Meeting”). Locksmith also notified the Company that it intends to introduce several stockholder proposals at the Annual Meeting in order to eliminate the significant and material conflicts of interest between TA, on the one hand, and Hospitality Properties Trust (NYSE - HPT) and its affiliated entities and individuals, on the other hand, as well as to strengthen the rights of TravelCenters stockholders.

Among the many adverse results of these conflicts is that the Company entered into extremely unfavorable leases with HPT and continues to allocate capital to grow revenue instead of focusing on profitability and maximizing shareholder value. In the opinion of the TravelCenters Full Value Committee, no member of the Company’s current Board of Directors is truly independent. Every member of the Board has significant relationships and loyalties to HPT and Barry Portnoy, HPT’s Managing Trustee.

The TravelCenters Full Value Committee’s stockholder proposals include:

•	Changing the definition of “Independent Directors” and requiring that the Company’s Board of Directors consist of at least four Independent Directors

•	Eliminating the classification of the Board of Directors

•	Allowing TravelCenters’ stockholders, who own at least 15% of the outstanding common stock, to call a special meeting of stockholders

IT IS TIME TO ELIMINATE THE CONFLICTS OF INTEREST AND CREATE STOCKHOLDER VALUE

Locksmith’s nominees, if elected to the Board, will immediately explore all strategic alternatives to maximize stockholder value, including reevaluating the Company’s relationship with HPT and its affiliated entities, analyzing the allocation of capital relating to the development of new locations and Operation Refresh, implementing a significant share repurchase either in the open market or as part of a self tender offer, as well as reviewing operating initiatives and overhead reduction.

“We are troubled by the massive destruction of stockholder value by the current Board of Directors,” said Timothy Brog, Portfolio Manager of Locksmith Value Opportunity Fund. “The Board admits that there are significant and material conflicts of interest between TA and HPT, but they fail to act to eliminate such conflicts. The Board should consist of individuals whose sole loyalty is to shareholders of TA. Locksmith nominees will, among other things, actively scrutinize all capital expenditures and other significant expenses undertaken by the Company and ensure that management is focused on growing TravelCenters profits instead of merely its revenues.”

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LOCKSMITH PRESENTLY INTENDS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) RELATING TO LOCKSMITH’S SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF TRAVELCENTERS OF AMERICA LLC FOR USE AT THE 2008 ANNUAL MEETING. LOCKSMITH STRONGLY ADVISES ALL TRAVELCENTERS OF AMERICA LLC STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain free copies of the Proxy Statement filed with the SEC by Locksmith through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the Proxy Statement from Locksmith by contacting Timothy Brog, Locksmith Capital Management LLC, 551 Madison Avenue, 6th Floor, New York, NY 10022.

Locksmith and its nominees will be soliciting proxies from stockholders of TravelCenters of America LLC in connection with the election of directors and other matters. Information concerning these participants and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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Locksmith Capital Management LLC is the management company for Locksmith Value Opportunity Fund, a Delaware Limited Partnership.

CONTACT:
Timothy E. Brog
Locksmith Capital Management LLC
(212) 557-6150